GCP Applied Technologies Signs Definitive Agreement to Acquire Stirling Lloyd
Strengthens Position in Infrastructure, Repair and Renovation

Cambridge, MA, May 8, 2017 (GLOBE NEWSWIRE) -- GCP Applied Technologies Inc. (NYSE:GCP) announced today that it has signed a definitive agreement to acquire UK-based Stirling Lloyd, a supplier of high-performance liquid waterproofing and coatings products for $94 million. The company generates annual net sales of approximately $40 million.

Stirling Lloyd is best known for its ELIMINATOR®, INTEGRITANK®, and DECSEAL® brands. These waterproofing membranes and coatings are used for the protection of infrastructure and buildings. The company’s products and customer relationships will offer GCP additional selling channels in targeting specialized end-market applications such as for bridges, tunnels, car parks, and for asphalt repair.

“This acquisition expands our technology platform for infrastructure and repair/renovation, market segments that are growing at attractive rates,” said GCP President and Chief Executive Officer Gregory E. Poling. “Stirling Lloyd brings us complementary waterproofing systems; our global footprint will enable us to further increase penetration of these specialty products.”

Poling added, “This acquisition represents a great opportunity for us. The Stirling Lloyd team has many years of experience developing and selling products that fit well with GCP’s liquid waterproofing and building envelope products. The combination of our cross-selling efforts will create many new opportunities to leverage GCP’s relationships with architects, specifiers, engineers, and contractors to accelerate adoption of each other’s products.”

Stirling Lloyd’s headquarters and its manufacturing facility are located in the Manchester, UK area. The transaction is expected to close during the second quarter, and is subject to local regulatory approvals.

#            #            #

About GCP Applied Technologies
GCP Applied Technologies is a leading global provider of products and technology solutions for customers in the specialty construction chemicals, specialty building materials, and packaging sealants and coatings industries. Our products help improve the performance of our customers’ products, increase productivity in their application or manufacturing processes, and meet the increasing regulatory requirements impacting their industry. GCP has approximately 3,000 employees on six continents, and serves customers in more than 110 countries. More information is available at www.gcpat.com.

This announcement contains “forward-looking statements,” that is, information related to future, not past, events. Such statements generally include the words “believes,” “plans,” “intends,” “targets,” “will,” “expects,” “suggests,” “anticipates,” “outlook,” “continues,” or similar expressions. Forward-looking statements include, without limitation, statements about the proposed transaction and the anticipated timing thereof; expected financial positions; results of operations; cash flows; financing plans; business strategy; operating plans; capital and other expenditures; competitive positions; growth opportunities for existing products; benefits from new technology and cost reduction initiatives, plans and objectives; and markets for securities. Like other businesses, GCP is subject to risks and uncertainties that could cause its actual results to differ materially from its projections or that could cause other forward-looking statements to prove incorrect. Factors that could cause actual results to materially differ from those contained in the forward-looking statements, or that could cause other forward-looking statements to prove incorrect, include, without limitation, the possibility that the transaction will not be completed, or if completed, not completed in the expected timeframe, and the expected strategic benefits or opportunities from the transaction may not be realized, or may take longer to realize than expected; risks related to: the cyclical and seasonal nature of the industries that GCP serves; foreign operations, especially in emerging regions; changes in currency exchange rates; the cost and availability of raw materials and energy; the effectiveness of GCP’s research and development, new product introductions and growth investments; acquisitions and divestitures of assets and gains and losses from dispositions; developments affecting GCP’s outstanding liquidity and indebtedness, including debt covenants and interest rate exposure; developments affecting GCP’s funded and unfunded pension obligations; warranty and product liability claims; legal proceedings; uncertainties related to GCP’s ability to realize the anticipated benefits of the spin-off /separation from W.R. Grace and the value of GCP’s common stock following the spin-off; the inability to establish or maintain certain business relationships and relationships with customers and suppliers or the inability to retain key personnel following the spin-off; and hazardous materials and the costs of compliance with environmental regulation. These and other factors are identified and described in more detail in GCP's Annual Report on Form 10-K, which has been filed with the U.S. Securities and Exchange Commission and is available online at www.sec.gov. Readers are cautioned not to place undue reliance on GCP’s projections and forward-looking statements, which speak only as the date thereof. GCP undertakes no obligation to publicly release any revision to the projections and forward-looking statements contained in this announcement, or to update them to reflect events or circumstances occurring after the date of this announcement.

Media Relations
Paul Keeffe
+1 617.498.4461
mediainfo@gcpat.com

Investor Relations
Joe DeCristofaro
+1 617.498.2616
investors@gcpat.com